UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 5, 2011

IDEAL FINANCIAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53922	33-0999642
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5940 S. Rainbow Blvd.
Suite 3010
Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
          (801) 302-2251

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.03             Material Modification to Rights of Security Holders

Reverse Split of Common Stock and Preferred Stock.  Ideal Financial Solutions, Inc. (the “Company”) has determined to effect a two hundred-for-one (200:1) consolidation (a/k/a reverse split) of its common stock and Series A Preferred Stock to be effective as of January 6, 2011 at 6:00 A.M. Eastern Time.  Its notice with respect to the consolidation was cleared by the Financial Industry Regulatory Authority (“FINRA”) on January 5, 2011.

The record date for the consolidation is January 5, 2011, at 11:59 PM Eastern Time. The consolidated common stock is expected to begin trading on a post-consolidation basis on January 6, 2011 on the OTC Pink Sheets.

In January 2010, the shareholders of the Company approved resolution giving the Board of Directors of the Company the authority to authorize a consolidation within a prescribed range at any time prior to January 15, 2011.  The Board of Directors decided to implement the consolidation in order to reduce the number of outstanding shares of common stock and Series A Preferred Stock of the Company, which it believes will increase the market price and make the shares of common stock more attractive to investors.

In the consolidation, each two hundred outstanding shares of common stock will be converted automatically into one share of common stock, and each two hundred outstanding shares of Series A Preferred Stock will be converted automatically into one share of Series A Preferred Stock.  No fractional shares or scrip certificates shall be issued to the holders of presently issued and outstanding shares of the common stock or Series A Preferred Stock.  Rather, any fractional share that remains after all shares beneficially held by a holder of the shares of common stock and shares of Series A Preferred Stock have been consolidated will be rounded up to a whole share of common stock or whole share of Series A Preferred Stock, as applicable.

Reduction in Authorized Shares of Common Stock, Series A Preferred Stock and Preferred Stock.  In conjunction with the consolidation, the Company is amending its Amended and Restated Articles of Incorporation in order to (a) reduce the number of authorized shares of common stock from 8,000,000,000 to 160,000,000 shares; (b) reduce the number of authorized shares of Preferred Stock from 500,000,000 shares to 10,000,000 shares; and (c) reduce the number of authorized shares of Series A Preferred Stock from 200,000,000 to 1,000,000 shares.

Following the consolidation and the reduction of the number of authorized shares of common stock, (a) there will be 160,000,000 shares of common stock authorized, of which approximately 22,539,138 will be outstanding, (b) there will be 10,000,000 shares of Preferred Stock authorized, of which 1,000,000 will be designated as Series A Preferred Stock and will be outstanding.    In addition, there will be options and warrants to purchase approximately 2,051,940 shares of common stock outstanding.

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideal Financial Solutions, Inc.

Dated: January 5, 2011	By: /s/ Benjamin Larsen
Benjamin Larsen, Chief Financial Officer